BDO                 BDO Seidman, LLP              One Sansome Street, Suite 1100
                    Accountants and Consultants   San Francisco, CA  94104-4430
                                                  Telephone (415) 397-7900
                                                  Fax (415) 397-2161



                                                              September 28, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.


This letter is written in response to the requirement of Rule 12b-25(c) under the Securities Exchange Act of 1934 and in satisfaction of item (c) of Part II of Form 12b-25.

We are the independent auditors of Organic Food Products, Inc. (the "Registrant). The Registrant has stated in Part III of its filing on Form 12b-25 that it is unable to timely file, without unreasonable effort or expense, its Annual Report on Form 10-KSB for the year ended June 30, 1999 because, in part, our Firm has not completed our audit of the financial statements of the Registrant for the year then ended, and is therefore unable to furnish the required opinion on such financial statements.

We hereby advise you that we have read the statements  made by the Registrant in
Part III of its filing on Form 12b-25 for the year ended June 30, 1999, and agree with the statements made therein.


                                            Very truly yours,

                                            /s/ BDO Seidman, LLP
                                            --------------------
                                            BDO Seidman, LLP